Exhibit (a)(2)

DWS GLOBAL/INTERNATIONAL FUND, INC.

ARTICLES SUPPLEMENTARY

DWS Global/International Fund, Inc., a Maryland corporation registered as an open-end investment company under the Investment Company Act of 1940 (which is hereinafter called the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: Pursuant to the authority expressly vested in the Board of Directors of the Corporation by the Charter of the Corporation, the Board of Directors has duly designated and classified one hundred million (100,000,000) shares of the authorized but undesignated shares of capital stock of the Corporation as a new Class of the Corporation’s DWS Emerging Markets Fixed Income Fund Series, such Class being designated as the “Institutional Class” shares of the DWS Emerging Markets Fixed-Income Fund Series.

SECOND: (a) Immediately prior to the filing of these Articles Supplementary, the Corporation had the authority to issue one billion five hundred fifty nine million nine hundred thirty three thousand seven hundred ninety six (1,559,933,796) shares of capital stock, with a par value of $0.01 per share, for an aggregate par value of fifteen million five hundred ninety nine thousand three hundred seventy seven dollars and ninety six cents ($15,599,377.96), which shares were designated and classified into the following Series, which Series were subdivided into the following Classes:

Series	Classes	Number of Shares

DWS Emerging Markets

Fixed-Income Fund	320,000,000

Class A shares	50,000,000
Class B shares	50,000,000
Class C shares	20,000,000
Class S shares	100,000,000
Class AARP shares	100,000,000

DWS Global Bond Fund	529,154,575

Class A shares	50,000,000
Class B shares	50,000,000
Class C shares	20,000,000
Class S shares	309,154,575
Class AARP shares	100,000,000

DWS Global Thematic Fund                                                                                        370,000,000

Class A shares	50,000,000
Class B shares	50,000,000
Class C shares	20,000,000
Class R shares	50,000,000
Class S shares	100,000,000
Class AARP shares	100,000,000

DWS Global Opportunities Fund	200,000,000

Class A shares	40,000,000
Class B shares	20,000,000
Class C shares	10,000,000
Class S shares or Scudder Shares	30,000,000
Class AARP shares	100,000,000

Undesignated	140,839,221

(b) Immediately after the filing of these Articles Supplementary, the Corporation will continue to have the authority to issue one billion five hundred fifty nine million nine hundred thirty three thousand seven hundred ninety six (1,559,933,796) shares of capital stock, with a par value of $0.01 per share, for an aggregate par value of fifteen million five hundred ninety nine thousand three hundred seventy seven dollars and ninety six cents ($15,599,377.96), which shares will be designated and classified into the following Series, which Series will be subdivided into the following Classes:

Series	Classes	Number of Shares

DWS Emerging Markets

Fixed-Income Fund	420,000,000

Class A shares	50,000,000
Class B shares	50,000,000
Class C shares	20,000,000
Class S shares	100,000,000
Class AARP shares	100,000,000
Institutional Class shares	100,000,000

DWS Global Bond Fund	529,154,575

Class A shares	50,000,000
Class B shares	50,000,000
Class C shares	20,000,000
Class S shares	309,154,575
Class AARP shares	100,000,000

DWS Global Thematic Fund	370,000,000

Class A shares	50,000,000
Class B shares	50,000,000
Class C shares	20,000,000
Class R shares	50,000,000
Class S shares	100,000,000
Class AARP shares	100,000,000

DWS Global Opportunities Fund	200,000,000

Class A shares	40,000,000
Class B shares	20,000,000
Class C shares	10,000,000
Class S shares or Scudder Shares	30,000,000
Class AARP shares	100,000,000

Undesignated	40,839,221

THIRD: A description of the “Institutional Class” shares of the Corporation’s DWS Emerging Markets Fixed-Income Fund Series, including the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms or conditions of redemption, is as follows:

Except as provided in the Charter of the Corporation, the shares of the “Institutional Class” of the DWS Emerging Markets Fixed-Income Fund Series shall be identical in all respects with the shares of the other Classes of the DWS Emerging Markets Fixed-Income Fund Series.

FOURTH: Except as otherwise provided by the express provisions of these Articles Supplementary, nothing herein shall limit, by inference or otherwise, the discretionary right of the Board of Directors of the Corporation to classify and reclassify and issue any unissued shares of the Corporation’s capital stock and to fix or alter all terms thereof to the full extent provided by the Charter of the Corporation.

FIFTH: The Board of Directors of the Corporation, acting at a meeting duly called and held on January 24, 2008, duly authorized and adopted resolutions designating and classifying the capital stock of the Corporation as set forth in these Articles Supplementary.

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IN WITNESS WHEREOF, DWS Global/International Fund, Inc. has caused these Articles Supplementary to be signed and acknowledged in its name and on its behalf by its Vice President and attested to by its Assistant Secretary on this 12th day of February, 2008; and its Vice President acknowledges that these Articles Supplementary are the act of DWS Global/International Fund, Inc., and he further acknowledges that, as to all matters or facts set forth herein which are required to be verified under oath, such matters and facts are true in all material respects to the best of his knowledge, information and belief, and that this statement is made under the penalties for perjury.

ATTEST:	DWS GLOBAL/INTERNATIONAL FUND, INC.

/s/Caroline Pearson	/s/John Millette
Caroline Pearson, Assistant Secretary	John Millette, Vice President